THIS NOTE AND THE UNDERLYING COMMON STOCK (NOTE AND COMMON STOCK TOGETHER, THE “SECURITIES”) OF INTERSTATE DATA USA, INC. (THE “COMPANY”) ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES OF THE COMPANY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THESE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: USD$100,000.00                        Issue Date: December 12, 2007

CONVERTIBLE NOTE

FOR VALUE RECEIVED, INTERSTATE DATA USA, INC., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to Mr Apollos Ikpobe at 34 Ajose Adeogun Street Victoria Island Nigeria, Fax: 713-961-3345 (the "Holder"), without demand, the sum of One hundred Thousand Dollars ($100,000.00), with interest accruing thereon at 12% per annum, on the Maturity Date (defined hereunder), if not converted or retired sooner pursuant to the provisions of this Note.

This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meanings as set forth in the Subscription Agreement. The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1 Interest Rate; Payments. The interest rate hereunder shall be 12% per annum calculated on a 365 day year. Payments of interest hereunder are due on a monthly basis in arrears commencing 30 days following the Issue Date first written above in accordance with the Payment Schedule annexed hereto as Schedule I.

1.2 Conversion Privileges. The conversion privileges of the Holder set forth in Article II shall remain in full force and effect until the Note is paid in full. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock of the Borrower in accordance with Article II hereof.

1.3 Prepayment. This Note may be prepaid, in whole or in part, at any time and without notice to the Holder, in the Borrower’s sole discretion.

1.4 Maturity Date. Subject to the right of the Holder with respect to its conversion rights hereunder, all outstanding principal with interest accruing thereon is otherwise due on JUNE 30, 2008 (180 days only").

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the option to convert the principal and any interest due under this Note into shares of the common stock of Borrower, $0.001 par value per share (the “Common Stock”) as set forth below.

2.1. Conversion into Borrower’s Shares of Common Stock.

(a) The Holder may elect to convert any outstanding and unpaid principal portion of this Note, and accrued interest (the date of giving of such notice of conversion being a "Conversion Date") into Common Stock as such interest exist on the date of issuance of this Note, or any shares of capital stock or securities of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) a certificate evidencing the Common Stock issuable for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date. The Common Stock issuable upon conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share of Common Stock shall be $1.50 (“Fixed Conversion Price”).

(c)  The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock issuable immediately prior to such reclassification or other change.

C. Dividends. If dividends are paid on the Common Stock in issuances of additional shares of Common Stock in the Company, the Conversion Price shall be proportionately adjusted in case of dividend, by the ratio in which the shares of Common Stock in the Company outstanding immediately after such event bears to the total Common Stock in the Company outstanding immediately prior to such event.

2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon written demand from Holder:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of ninety (90) days after the due date.

3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after written notice to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the closing date, and would otherwise have a material adverse effect on the Borrower.

3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower, to: Randy Carpenter, 1900 West Loop South, #1850, Houston, TX 77027., Phone: (713) 961-3324, with a copy by telecopier only to: Blank Rome LLP, 1200 N. Federal Highway, Suite 417, Boca Raton, FL 33432, Attn: Rebecca G. DiStefano, Esq., telecopier: (561) 417-8195, and (ii) if to the Holder, to: Apollos Ikpobe of 84 Ajose Adeogun Street Victoria Island Lagos Nigeria. Phone; +234 802 224 3065.

4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Kentucky or Texas or in the federal courts located in those states. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

4.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.7 Stockholder Status. The Holder shall not have rights as a stockholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a stockholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

[Signature Page to Follow]

[Note Signature Page]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by an authorized officer as of the 12th day of December, 2007.

INTERSTATE DATA USA, INC.

By:
Name: Randy Carpenter Title: President

NOTICE OF CONVERSION

(To be executed and delivered by the Holder in order to convert the Note)

The undersigned hereby elects to convert $_____________ of the principal and $_________ of the interest due on the Note issued by Interstate Data USA, Inc. (the “Borrower”) on __________, 2008 into Common Stock of the Borrower according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares of Common Stock To Be Issued:

Signature:

Print Name:

Address:

Schedule I

Payment Schedule